Exhibit 5.1
DLA Piper US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000
F 410.580.3001
April 18, 2008
Apartment Investment and Management Company
4582 S. Ulster Street Parkway, Suite 1100
Denver, CO 80237
Ladies and Gentlemen:
     We serve as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement of the Company on Form S-3 (the “Registration Statement”) filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 18, 2008, of 1,847,112 shares (the “Shares”) of Class A Common Stock, par value $.01 per share, of the Company (the “Common Stock”). This opinion is being provided at your request in connection with the filing of the Registration Statement.
     The Shares (the actual number of which is as adjusted from time to time pursuant to certain antidilution and market formula provisions) have been or may be issued by the Company from time to time as follows:
(i)	up to 12,101 shares of Common Stock offered by Terry Considine (the “TC Issued Shares”) and 1,609,033 shares of Common Stock issuable upon the exercise of options offered by Terry Considine (the “TC Issuable Option Shares”),
(ii)	up to 4,846 shares of Common Stock offered by Elizabeth C. Considine (the “EC Shares”),
(iii)	up to 7,436 shares of Common Stock offered by Considine Investment Co. (the “CIC Shares”),
(iv)	up to 9,657 shares of Common Stock offered by Considine Family Foundation (the “CFF Shares”),
(v)	up to 62,247 shares of Common Stock offered by Titaho Limited Partnership RLLLP (the “TLP Shares”),
(vi)	up to 77,517 shares of Common Stock offered by Titahotwo Limited Partnership RLLLP (the “TtwoLP Shares”, and together with the TC Issued Shares, the EC Shares, the CIC Shares, the CFF Shares and the TLP Shares, the “Issued Shares”),
(vii)	up to 277 shares of Common Stock to be issued in exchange for common limited partnership units (the “Common OP Units”) of AIMCO Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) offered by Donald M. Boardman (the “DB Shares”),
(viii)	up to 8,586 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by HFIC Inc. (the “HFIC Shares”), and

Apartment Investment and Management Company
April 18, 2008
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(ix)	up to 55,412 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership, that were issued during 2007, tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the “2007 Issuable Shares”, and together with the DB Shares and the HFIC Shares, the “Issuable Shares”).
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
(a)	the Registration Statement,
(b)	the charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”),
(c)	the By-Laws of the Company, as amended and restated and in effect on the date hereof,
(d)	the Agreement of Limited Partnership of the Operating Partnership, as amended to date (the “OP Partnership Agreement”), including the amendments providing for the issuance, conversion, and/or tender of the Common OP Units,
(e)	the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares,
(f)	the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan and the Company’s 2007 Stock Award and Incentive Plan (collectively, the “Plans”),
(g)	a certificate of an officer of the Company (the “Certificate”), dated the date hereof, as to certain factual matters,
(h)	a short-form Good Standing Certificate for the Company, dated a recent date, issued by the SDAT, and
(i)	such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.
     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

Apartment Investment and Management Company
April 18, 2008
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     Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:
(1)	The Issued Shares have been duly authorized and are validly issued, fully paid and nonassessable.
(2)	The TC Issuable Option Shares have been duly authorized and, when issued and delivered in accordance with the Charter, the resolutions of the Board of Directors of the Company relating to the Plans, the Plans and the grant agreements thereunder, will be validly issued, fully paid and nonassessable.
(3)	The Issuable Shares to be issued in exchange for the Common OP Units tendered for exchange have been duly authorized and, upon exchange of such Common OP Units in accordance with the terms of the OP Partnership Agreement and issuance and delivery of stock certificates representing the Issuable Shares, will be validly issued, fully paid and non-assessable.
     In addition to the qualifications set forth above, the opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:
(a)	This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.
(b)	We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.
(c)	We express no opinion as to compliance with the securities (or “blue sky”) laws or the real estate syndication laws of the State of Maryland.
(d)	We assume that (i) the Common OP Units have been validly issued by the OP Partnership, and (ii) the issuance of the Issued Shares did not and the issuance of the Issuable Shares will not cause (A) the Company to issue shares of Common Stock in excess of the number of shares of such class authorized by the Charter at the time of issuance of the Shares and (B) any person to violate any of the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit provisions of the Charter.
(e)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Apartment Investment and Management Company
April 18, 2008
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     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
DLA Piper US LLP
/s/ DLA Piper US LLP